LEGG MASON GLOBAL TRUST, INC.
Item 77


Legg Mason International Equity Trust

Sub-item 77I - Terms of New or Amended Securities

On February 1, 2009, Primary Class shares were renamed
Class C shares. In addition, on February 1, 2009, the class began to charge a contingent deferred sales charge for shares bought by investors on and after that date and redeemed within one year of purchase.


Legg Mason Emerging Markets Trust

Sub-item 77I - Terms of New or Amended Securities

On February 1, 2009, Primary Class shares were renamed
Class C shares. In addition, on February 1, 2009, the class began to charge a contingent deferred sales charge for shares bought by investors on and after that date and redeemed within one year of purchase.






LEGG MASON OPPORTUNITY TRUST
Item 77


Legg Mason Opportunity Trust

Sub-item 77I - Terms of New or Amended Securities

On February 1, 2009, Primary Class shares were renamed
Class C shares. In addition, on February 1, 2009, the class began to charge a contingent deferred sales charge for shares bought by investors on and after that date and redeemed within one year of purchase.